Exhibit 10.1

Execution Version

TERMINATION AGREEMENT

This TERMINATION AGREEMENT (this “Termination Agreement”) is entered into as of June 25, 2024, by and between Denali Capital Acquisition Corp., a Cayman Islands exempted company with limited liability (“Purchaser”), and Longevity Biomedical, Inc., a Delaware corporation (the “Company”).

WHEREAS, reference is made to that certain Agreement and Plan of Merger, dated as of January 25, 2023 (as amended, the “Merger Agreement”), made by and among Purchaser, the Company, Denali SPAC Holdco, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Purchaser (“Holdco”), Denali SPAC Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Holdco, Longevity Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Holdco, and Bradford A. Zakes, solely in the capacity as Seller Representative thereunder (the “Seller Representative”);

WHEREAS, Section 11.1(a) of the Merger Agreement provides that the Merger Agreement may be terminated and the transactions contemplated thereby may be abandoned at any time prior to the Closing by the mutual written consent of Purchaser and the Company; and

WHEREAS, Purchaser and the Company have mutually consented to the termination of the Merger Agreement and the resulting abandonment of the transactions contemplated thereby, as of the date of this Termination Agreement and desire to enter into this Termination Agreement as their mutual written consent.

NOW, THEREFORE, in consideration of the mutual agreement set forth herein and intending to be legally bound, Purchaser and the Company hereby agree as follows:

1. Definitions. Capitalized terms used, but not otherwise defined herein, shall have the meaning ascribed to them in the Merger Agreement.

2. Termination of Merger Agreement. The Merger Agreement is hereby terminated as of the date of this Termination Agreement in accordance with Section 11.1(a) of the Merger Agreement, with the force and effect of such termination as set forth in Section 11.2 of the Merger Agreement. Each of Purchaser, the Company, and the Seller Representative (on behalf of itself and the Company Stockholders) hereby fully and unconditionally releases and forever discharges each of the other parties to the Merger Agreement and their respective Affiliates and equityholders from any and all claims, actions, losses, liabilities or other rights (whether known or unknown, accrued or unaccrued) arising from or relating to the Merger Agreement, except for claims, actions, losses, liabilities or other rights arising from or relating to the sections of the Merger Agreement surviving termination thereof pursuant to Section 11.2 of the Merger Agreement. Such termination and release is without any termination fee, penalty or other liability.

3. Counterparts; Electronic Delivery. This Termination Agreement may be executed and delivered (including by facsimile or portable document format (.pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery by email to counsel for the other party of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

4. Governing Law. This Termination Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that State.

[Signature Page Follows]

IN WITNESS WHEREOF, each of Purchaser and the Company has executed and delivered to the other party this Termination Agreement as of the date first written above.

DENALI CAPITAL ACQUISITION CORP.

By:	/s/ Lei Huang
	Name:	Lei Huang
	Title:	CEO

LONGEVITY BIOMEDIAL, INC.

By:	/s/ Bradford A. Zakes
	Name:	Bradford A. Zakes
	Title:	President & CEO

BRADFORD A. ZAKES, solely in the capacity as Seller Representative

By:	/s/ Bradford A. Zakes
Bradford A. Zakes

[Signature Page to Termination Agreement]